Exhibit 99.1


          FROM: EDWARD G. NOVOTNY & ASSOCIATES, INC.
          Two Tudor City Place
          New York, NY  10017
          Tel: 212/490-2065

          FOR: HOME HOLDINGS INC.            FOR IMMEDIATE RELEASE
          59 Maiden Lane                     Monday, August 4, 1997
          New York, NY  10038


                            HOME INSURANCE REACHES
                       AGREEMENT IN PRINCIPLE TO SETTLE
                          59 MAIDEN LANE LITIGATION

               NEW YORK -- Home Holdings Inc. announced today that its principal subsidiary, The Home Insurance Company, has entered into an agreement in principle to settle the litigation Home Insurance filed in July, 1996, concerning its headquarters at 59 Maiden Lane in New York City.

               The settlement would reduce Home Insurance's previous rent obligation by at least $44 million and would allow it to retain a reduced amount of space in the building at a lower rental rate. The settlement is subject to a number of closing conditions, including the transaction's approval by the 59 Maiden Lane bondholders and the New Hampshire Insurance Commissioner. As Home Insurance's principal regulator, the Commissioner put Home Insurance under an order of formal supervision in March, 1997.